Securities and Exchange Commission
           Washington, D. C. 20549


                 Form 8-K/A
               Amendment No. 1



               Current Report
   Pursuant to Section 13 or 15(d) of the
       Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):      August 20, 1998




              Gottschalks Inc.
(Exact Name of Registrant as specified in its charter)



Delaware           1-09100         77-0159791
(State or other    (Commission    (IRS Employer
jurisdiction       File Number    Identification
                                  Number)



7 River Park Place East, Fresno California   93720
(Address of Principal Executive Offices)   (Zip Code)


Registrant's telephone number including area code:     (209) 434-4800

               Not Applicable
(Former name or former address, if changed since last report)

The purpose of this Form 8-K/A is to amend the Form 8-K, which was filed on September 2, 1998, to provide the following required financial information:


Item 7.  Financial Statements, Pro Forma Financial
Information and Exhibits.

                    INDEX
                                                    Page
(a)  Financial Information of Business Acquired.

(i) Historical Financial Statements of The
    Harris Company

Audited financial statements for each of the three
years in the period ended January 31, 1998, and the
independent auditors' report of Eadie and Payne LLP
with respect thereto.....................           3 - 17

(ii) Unaudited Financial Statements of The
       Harris Company

Unaudited balance sheet as of
  August 1, 1998..............................    19 - 20

Unaudited statement of operations for the
  six month period ended
  August 1, 1998..............................         21

Unaudited statement of cash flows for the
  six month period ended August 1, 1998.......         22

Notes to unaudited financial statements for
  the six month period ended August 1, 1998...    23 - 24

(b)  Pro Forma Financial Information.

Unaudited pro forma combined condensed
  consolidated balance sheet as of
  August 1, 1998..............................    26 - 27

Unaudited proforma combined consolidated
  statement of operations for the six month
  period ended August 1, 1998.................         28

Unaudited pro forma combined consolidated
  statement of operations for the fiscal year
  ended January 31,1998.......................         29

Notes to unaudited pro forma combined condensed
consolidated financial statements..........       30 - 32

(c)  Exhibit and Signature                             33










             THE HARRIS COMPANY

      Audited Financial Statements for
   each of the three years in the period
         ended January 31, 1998 and
        Independent Auditors' Report









        INDEPENDENT AUDITORS' REPORT

Board of Directors
The Harris Company
San Bernardino, California

We have audited the accompanying balance sheets of The
Harris Company as of January 31, 1998 and February 1,
1997, and the related statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended January 31, 1998. These statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Harris Company as of January
31, 1998 and February 1, 1997, and the results of its operations and its cash flows for each of the three years in the period ended January 31, 1998, in conformity with generally accepted accounting principles.


s/Eadie and Payne LLP
EADIE AND PAYNE LLP
San Bernardino, California
March 20, 1998


THE HARRIS COMPANY
BALANCE SHEETS
(In thousands of dollars)

                               ASSETS

                                       January 31,         February 1,
                                          1998                1997
CURRENT ASSETS:
  Cash                                   $ 1,270            $   1,894
  Receivables:
   Customers' accounts, less allowances   16,584               20,024
     of $444 in 1997 and $1,381 in 1996
   Other receivables                       1,897                2,118
                                          18,481               22,142
  Merchandise inventories                 25,512               28,575
  Other                                    2,411                2,833
     Total current assets                 47,674               55,444

PROPERTY, LEASEHOLD IMPROVEMENTS,
   AND EQUIPMENT:
  Land and land improvements                 524               11,881
  Buildings                               13,708               37,720
  Remodeling and improvements              7,657                7,633
  Fixtures, furniture, and equipment      23,361               23,488
  Construction-in-progress                                        252
  Property and equipment under capital
    leases                                   112                  112
                                          45,362               81,086
  Less accumulated depreciation and
    amortization                          23,228               24,792
                                          22,134               56,294
OTHER ASSETS                                 869                1,144

TOTAL ASSETS                           $  70,677             $112,882



The accompanying notes are an integral part of the financial statements.



THE HARRIS COMPANY
BALANCE SHEETS
(In thousands of dollars)

                   LIABILITIES AND STOCKHOLDERS' EQUITY


                                         January 31,     February 1,
                                           1998            1997
CURRENT LIABILITIES:
  Revolving line of credit - Note 4       $ 1,000         $ 18,800
  Current portion of long-term debt -
    Note 5                                    202              423
  Trade accounts payable                    4,429            4,665
  Accrued expenses                          4,990            5,681
    Total current liabilities              10,621           29,569

LONG-TERM DEBT, less current portion:
  Mortgage loans payable - Note 5           6,855           29,849
  Float loan payable - Note 5               3,150            3,150
  Capitalized lease obligations                45               69
                                           10,050           33,068

DEFERRED INCOME AND OTHER                     202            8,508

COMMITMENTS AND CONTINGENCIES - Note 10

STOCKHOLDERS' EQUITY:
  Capital stock, par value $100; authorized
    2,000,000 and 1,000,000 shares,
    respectively; issued and outstanding
    1,056,639 and 826,639 shares,
    respectively                          109,447          86,447
  Accumulated deficit                     (59,643)        (44,710)
                                           49,804          41,737

 TOTAL LIABILITIES AND STOCKHOLDERS'
   EQUITY                                $ 70,677        $112,882



The accompanying notes are an integral part of the financial statements.


THE HARRIS COMPANY
STATEMENTS OF OPERATIONS
(In thousands of dollars)


                             1997         1996         1995


Net sales                 $ 97,403      $ 97,538     $ 97,243
Service charge income        2,900         3,469        3,573
                           100,303       101,007      100,816
Costs and expenses:
  Cost of sales             66,259        62,747       64,137
  Selling, general and
    administrative
    expenses                41,944        42,333       41,566
  Depreciation and
    amortization             3,388         3,590        3,644
                           111,591       108,670      109,347
     Operating loss        (11,288)       (7,663)     (8,531)

Other (income) expense:
   Interest expense          3,655         4,028        3,548
   Miscellaneous income     (8,323)         (594)        (869)
                            (4,668)        3,434        2,679

    Loss before income
     taxes                  (6,620)      (11,097)     (11,210)

Income taxes - Note 7        ---           ---           ---

    Net loss              $ (6,620)     $(11,097)    $(11,210)



The accompanying notes are an integral part of the financial statements.


THE HARRIS COMPANY
STATEMENTS OF STOCKHOLDERS' EQUITY
(In thousands of dollars)

                            Capital     Accumulated
                             Stock       Deficit      Total

BALANCE,
  JANUARY 29, 1995          $ 86,447    $(22,403)     $ 64,044
  Net loss                               (11,210)      (11,210)

 BALANCE,
  FEBRUARY 3, 1996            86,447     (33,613)       52,834
  Net loss                               (11,097)      (11,097)

BALANCE,
  FEBRUARY 1, 1997            86,447     (44,710)       41,737
  Net loss                                (6,620)       (6,620)
  Distribution to stockholder -
    Note 3                    23,000      (8,313)       14,687

BALANCE,
 JANUARY 31, 1998           $109,447    $(59,643)     $ 49,804




The accompanying notes are an integral part of the financial statements.


THE HARRIS COMPANY
STATEMENTS OF CASH FLOWS
(In thousands of dollars)


                                       1997        1996      1995
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                             $(6,620)   $(11,097)   $(11,210)
Adjustments to reconcile net loss
  to net cash used in operating
   activities:
     Depreciation and amortization     3,388       3,590       3,644
   Provision for losses on accounts
     receivable                        2,268       1,331       1,113
   Amortization of contributed
     property                           (872)       (872)       (872)
   Realized gain on distribution of
     contributed property             (7,433)
   Loss on disposal of assets            252                       4
   Software in progress written off                  420          45
   (Increase) decrease in assets:
      Receivables                      1,393          93       1,754
      Merchandise inventories          3,063      (4,431)      3,601
      Other current and long-term
        assets                           422       1,379        (622)
    Increase (decrease) in liabilities:
      Trade accounts payable            (237)      1,244        (936)
      Other current and long-term
        liabilities                     (690)      2,405      (1,647)
     Net cash used in operating
        activities                    (5,066)     (5,938)     (5,126)
CASH FLOWS FROM INVESTING ACTIVITIES
    Proceeds on disposal of furniture
      and fixtures                                    27          24
    Purchases of property, leasehold
      improvements and equipment        (333)     (1,153)     (1,037)
    Purchases of software                            (24)       (173)
     Net cash used in investing
        activities                      (333)     (1,150)     (1,186)

CASH FLOWS FROM FINANCING ACTIVITIES
    Net proceeds (repayments) under
      revolving line of credit       (17,800)      7,800      (1,350)
    Proceeds from issuance of stock   23,000
    Proceeds from long-term debt                               7,350
    Principal payments on long-term
      debt                              (425)       (415)       (290)
     Net cash provided by financing
        activities                     4,775       7,385       5,710
NET INCREASE (DECREASE) IN CASH         (624)        297        (602)
CASH AT BEGINNING OF YEAR              1,894       1,597       2,199
CASH AT END OF YEAR                  $ 1,270     $ 1,894     $ 1,597
SUPPLEMENTAL DISCLOSURES OF CASH
  FLOW  INFORMATION
    Cash payments for interest       $ 4,198     $ 3,964     $ 3,601

SUPPLEMENTAL SCHEDULE OF NONCASH
  INVESTING AND FINANCING ACTIVITIES
    Purchase of equipment though the
       issuance of capital leases    $  ---      $     8    $   104
    Distribution of assets  - Note 3


The accompanying notes are an integral part of the financial statements.


THE HARRIS COMPANY
NOTES TO FINANCIAL STATEMENTS


1.   NATURE OF OPERATIONS
The Harris Company ("Harris") is a wholly-owned subsidiary of El Corte Ingles ("ECI") of Spain. Harris currently operates nine retail department stores located throughout southern California.

2.   SIGNIFICANT ACCOUNTING POLICIES
Fiscal Year - The Company reports on a 52/53-week fiscal year ending on the Saturday nearest to January
31.  Fiscal years 1997, 1996 and 1995 ended on January
31, 1998, February 1, 1997 and February 3, 1996,
respectively. Fiscal years 1997 and 1996 each contained 52 weeks; fiscal year 1995 contained 53 weeks.

Use of Estimates - The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.
Such estimates and assumptions are subject to inherent uncertainties which may result in actual results differing from reported amounts.

Cash and Cash Equivalents - For purposes of reporting cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Receivables - Trade accounts receivable consist of revolving charge accounts with terms which, in some cases, provide for payments exceeding one year. In accordance with usual industry practice, such receivables are included in current assets. Earned finance charges associated with the Company's customer credit card receivables were $2,900,000, $3,469,000 and $3,574,000 in 1997, 1996 and 1995.

The Company maintains reserves for possible credit losses based on the expected collectibility of all receivables.

Concentrations of Credit Risk - The Company extends credit to individual customers based on their credit worthiness and generally requires no collateral from such customers. Such customers are primarily local residents in the southern California area.
Concentrations of credit risk with respect to the Company's credit card receivables are limited due to the large number of customers comprising the Company's customer base.

Merchandise Inventories - Inventories, which consist of merchandise held for resale, are stated at the lower of cost or market. The cost of inventories, which approximates replacement cost, is calculated on a first-in, first-out basis determined by the retail inventory method.

Property and Equipment - Property and equipment is stated on the basis of cost or appraised value as to certain contributed land and parking facilities.
Depreciation and amortization is computed by the straight-line method for financial reporting purposes over the estimated useful lives of the assets, which range from 20 to 40 years for buildings, land improvements and leasehold improvements and 3 to 15 years for fixtures, furniture and equipment.
Amortization of fixtures and equipment under capital leases is computed by the straight-line method over the lesser of the length of the related leases or the estimated useful lives of the assets and is combined with depreciation in the accompanying statements of operations.

Deferred Income - Deferred income consists of land, cash and parking facilities contributed to the Company by mall developers. Contributed land and parking facilities are recorded at their appraised fair market values with a related deferred credit which is recorded and amortized to operations over the fifteen-year term of the operating covenant for the related store.
Deferred income, net of accumulated amortization, totaled $8,306,000 at February 1, 1997. There was no deferred income as of January 31, 1998. Amortization of deferred income totaled $872,000 in 1997, 1996 and 1995. As described more fully in Note 3, on January 30,
1998, all contributed property was distributed to ECI and the unamortized portion of the credit, totaling
$7,433,000, was recognized as income.

Software Development Costs - Certain software development costs are capitalized and amortized on a straight-line basis over a period of five years from the date the program is placed into service. Software development costs, net of accumulated amortization, totaling $248,000 at January 31, 1998 and $509,000 at
February 1, 1997, are included in other long-term assets. Amortization of software development costs, totaling $261,000 in 1997, $282,000 in 1996 and
$284,000 in 1995, is included in depreciation and amortization in the accompanying financial statements.

Store Pre-Opening Costs - Certain expenditures incurred prior to the opening of new stores are deferred and charged to expense over a twelve-month period following the date the related store is opened. There were no pre-opening costs charged to expense in 1997, 1996 or 1995. The Company has not opened a new store since
1992.

Income Taxes - Deferred tax assets and liabilities are generally recognized for the expected future tax consequences of events that have been included in the financial statements or tax returns, determined based on the differences between the financial statement and tax basis of assets and liabilities and net operating loss and tax credit carryforwards, and by using enacted tax rates in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Leased Department Sales - Net sales include leased department sales of $4,310,000 , $3,665,000 and
$2,134,000 in 1997, 1996 and 1995. Cost of sales
include related costs of $3,624,000, $3,063,000 and $1,776,000 in 1997, 1996 and 1995.

Fair Value of Financial Instruments - The carrying value of the Company's cash and cash equivalents, receivables, trade payables and other accrued expenses, revolving line of credit and stand-by letters of credit approximate their estimated fair values because of the short maturities or variable interest rates underlying those instruments. Management believes that the rates currently available to the Company for debt of the same remaining maturities as existing debt are not significantly different from the rates charged on existing debt. Therefore, the aggregate fair values of the Company's long-term debt is not significantly different from its aggregate carrying values totaling
$7,035,000 at January 31, 1998 and $30,253,000 at
February 1, 1997.

Long-Lived Assets - The Company periodically evaluates the carrying value of long-lived assets to be held and used when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such an asset is separately identified and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risks involved. Based on such a review, the Company determined that no impairment loss need be recognized for 1997 or 1996.

Recently Issued Accounting Standards - Statement of
Financial Accounting Standards ("SFAS") No. 130,
"Reporting Comprehensive Income" was recently issued and establishes standards for reporting and displaying comprehensive income and its components in a full set of general-purpose financial statements. The new rules are effective for fiscal years beginning after December
15, 1997 (fiscal 1998), with earlier application permitted. SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information" changes the manner in which operating segments are defined and reported externally to be consistent with the basis on which they are defined and reported on internally. The new rules are also effective for periods beginning after December 15, 1997, with earlier application permitted. The application of SFAS No. 130 and 131 will not impact the Company's financial position, results of operations or cash flows, and any effect will be limited to the form and content of its disclosures. The
Company does not anticipate adoption of these standards prior to their effective dates.

3.   CAPITAL CONTRIBUTION

ECI has traditionally provided the Company with significant financial support. On January 30, 1998, the Company distributed to ECI land and land improvements and buildings associated with three of its department stores located in Palmdale, Bakersfield and Moreno Valley. ECI also assumed all outstanding debt associated with those properties, including accrued interest payments. The difference between the net book value of the assets distributed, totaling $31,127,000, and the outstanding balances of the related mortgage loans payable, totaling $22,814,000, has been reflected as a capital contribution by ECI. The Company issued
ECI 230,000 shares of capital stock in connection with the distribution.

4.   REVOLVING LINE OF CREDIT

The Company has a revolving line of credit agreement with Bank of America, N.A., which provides for borrowings of up to $34,250,000 through July 31, 1998.
Borrowings under the line of credit are limited to $34,250,000, less standby letters of credit issued totaling $6,100,000 at January 31, 1998, or
$28,150,000. Such borrowings are collateralized by accounts receivable and are fully guaranteed by ECI.
Interest on outstanding borrowings under the line of credit is charged at the variable prime rate (7.80% at January 31, 1998). Outstanding borrowings totaled
$1,000,000 at January 31, 1998 and $18,800,000 at
February 1, 1997. The standby letters of credit outstanding may not exceed $7,000,000 and may not extend beyond July 31, 1999. The weighted-average interest rate charged on the Company's revolving line of credit arrangement was 7.80% in 1997, 7.61% in 1996 and 8.16% in 1995.

The agreement contains various loan covenants which, among other things, require the Company to maintain a minimum ratio of quick assets to current liabilities and a minimum tangible net worth. The Company was in compliance with all applicable loan covenants as of January 31, 1998.

5.   LONG-TERM DEBT

Mortgage loans payable consist of the following:


                             January 31,   February 1,
(In thousands of dollars)      1998          1998
HUD Section 108 Loan - City
  of San Bernardino
  Principal is payable
  annually beginning
  on August 1, 1996 with
  the final payment due
  August 1, 2015; interest
  is payable semi- annually
  at a variable rate
  currently at 7.2059%;
  secured by real estate
  and building located in
  San Bernardino              $7,035      $7,200
Mortgage Payable - Banco
  Central Hispanoamericano
  Due in quarterly
  installments of $158,237,
  including interest at
  10.005% through June 5, 2000;
  secured by real estate and
  building located in
  Bakersfield                              5,706

Mortgage Payable - Banco
  Central Hispanoamericano
   Due in quarterly installments
   of $208,240, including interest
   at 9.85% through November 20, 2000;
   secured by real estate and building
   located in Palmdale                     7,638

Mortgage Payable - Banco
  Central Hispanoamericano
   Due in quarterly installments of
   $231,027, including interest at
   8.50% through November 19, 2002;
   secured by real estate and
   building located in Moreno
   Valley                                  9,709
                                  7,035   30,253

Less: Current portion               180      404

TOTALS                           $6,855  $29,849


As described more fully in Note 3, ECI assumed responsibility for the payment of the three mortgage loans with Banco Central Hispanoamericano during 1997.

The Company entered into the HUD Section 108 loan for the purpose of financing a portion of the $10,500,000 purchase price of its department store in San
Bernardino. The Company had previously sold the property to a third party and had leased it back under an operating lease. The HUD loan contains certain restrictive covenants which are designed to be consistent with the covenants contained in the previously described revolving line of credit agreement
(see Note 4.)

The future minimum loan principal payments required on mortgage loans payable as of January 31, 1998 are $180,000, $195,000, $210,000 and $230,000 and $250,000
for 1998 through 2002, respectively, with $5,970,000 due thereafter.

Float Loan.    On January 30, 1995, the Company entered
into an agreement with the City of San Bernardino, whereby the City provided the Company with a float loan
("Float" loan) in the amount of $3,150,000 for the purpose of financing a portion of the total $10,500,000 purchase price of its downtown store in San Bernardino.
The Float loan bears interest at a rate 8.5%, with principal due and payable on February 1, 2000. The City may extend the maturity of the loan at its option for up to an additional five years after its original maturity date with the same terms and conditions.
Monthly interest payments of $22,313 are retained by the City in a separate sinking fund account, along with interest earned by those funds. The Float loan is secured by a letter of credit in the amount of $3,150,000 which matures on February 1, 2000 and contains certain restrictive covenants which are designed to be consistent with the covenants contained in the previously described revolving line of credit agreement (see Note 4).

The Float Loan also requires the Company to maintain operations in its downtown San Bernardino store for a period of up to ten years and maintain specific employment guidelines as specified by the City. In the event the Company maintains compliance with all applicable requirements, the accumulated interest payments and earnings thereon retained by the City in the separate sinking fund account may be credited against the final principal payment due on the loan on February 1, 2000, or at a later date if so extended by the City.

6.   LEASES

The Company leases five of its retail department stores, and certain land and equipment under noncancellable operating leases that expire in various years through 2007. Certain of the leases provide for the payment of additional contingent rentals based on a percentage of sales in excess of specified minimum levels, require the payment of property taxes, insurance and maintenance costs and have renewal options for one or more periods ranging from one to ten years. One of the operating leases also provides for scheduled rent increases over the lease term. On
February 1, 1998, subsequent to year end, the Company entered into an agreement to lease the three store locations distributed to ECI (see Note 3).

Future minimum lease payments, by year and in the aggregate, under noncancellable operating leases with initial or remaining terms of one year or more consist of the following at January 31, 1998:


                                   Operating        Capital
(In thousands of dollars)           Leases           Leases
         1998                      $ 2,958             $ 30
         1999                        2,986               29
         2000                        3,012               19
         2001                        2,895                1
         2002                        2,744
         Thereafter                 16,573
         Total minimum lease
           payments                $31,168               79
         Amount representing
           interest                                      12
          Present value of minimum
            lease payments                               67
          Less current portion                           22
                                                       $ 45

Rental expense consists of the following:

(In thousands of dollars)                1997       1996        1995
Operating leases:
   Minimum rentals                     $1,717     $1,946      $1,695
   Contingent rentals                     166        161         216
   Executory costs                        565        522         529
                                       $2,448     $2,629      $2,440

7.   INCOME TAXES

There was no current or deferred income tax provision provided for in 1997, 1996 or 1995. The principal components of deferred tax assets and liabilities (in thousands of dollars) are as follows:


                             January 31,  February 1,
                                1998         1997
Deferred Tax Assets:
Current:
   Reserve for bad debts       $  274     $  683
   Capitalized inventory costs    647        671
   Vacation accrual               341        355
                                1,262      1,709
 Long-Term:
   Net operating loss
     carryforwards              23,105    20,266
   General business credit
     carryforwards                 100       191
   Alternative minimum tax
     credit carryforwards          374       374
   Workers' compensation accrual   249       249
   Other                           135       196
                                23,963    21,276

Deferred Tax Liabilities:
Long-Term:
  Depreciation expense             775     1,056
  Deferred gain on contributed
   property                                2,069
                                   775     3,125
Net deferred tax asset          24,450    19,860
Valuation allowance            (24,450)  (19,860)
Net deferred tax asset        $  ---    $   ---

The realization of the deferred tax assets associated with the net operating loss carryforwards and tax credit carryforwards are dependent upon generating sufficient taxable income prior to their expiration.
Management has established a valuation allowance in an amount that is not expected to be realized.

The income tax benefit varies from the amount computed by applying the statutory federal income tax rate to the loss before income taxes. The reasons for this difference are as follows:

                             1997     1996      1995
     Statutory rate        (35.0)%   (35.0)%  (35.0)%
     Valuation allowance    35.0      35.0     35.0

     Effective rate          0.0%      0.0%     0.0%


At January 31, 1998, the Company has, for federal tax purposes, net operating loss carryforwards of $60,635,000 which expire in the years 2007 through 2012, general business credits of $100,000 which expire in the years 1998 through 2000, and alternative minimum tax credits of $374,000 which may be used for an indefinite period. At January 31, 1998, the Company has, for state tax purposes, net operating loss carryforwards of $28,156,000 which expire in the years
1998 through 2002.

8.   EMPLOYEE BENEFIT PLAN

The Company maintains a 401(k) Plan that covers all employees who have completed one year of service and attained the age of 21. The Company did not make contributions to the Plan in 1997, 1996 or 1995, but allowed employees to make elective income deferrals to the Plan per Plan specifications. The Company has the option of making matching contributions to the Plan.

9.   RELATED PARTY TRANSACTIONS

The Company purchases certain merchandise from ECI in the ordinary course of business. Management believes these transactions are under terms no less favorable to the Company than those arranged with other parties.
Total merchandise purchased from ECI was $339,000, $439,000 and $407,000 in 1997, 1996 and 1995. In 1993,
the Company established an office in New York for the purpose of purchasing certain merchandise on behalf of ECI. The Company earned commission income on those purchases totaling $69,000, $1,114,000 and $999,000 in fiscal 1997, 1996 and 1995 and such amounts are included in miscellaneous income in the accompanying statements of operations. ECI has fully guaranteed all outstanding borrowings under the Company's line of credit agreement with Bank of America (see Note 4). As described more fully in Note 3, ECI contributed
$8,313,000 to the Company in 1997 in return for 230,000 shares of common stock.

10.  COMMITMENTS AND CONTINGENCIES

The Company issues letters of credit in the ordinary course of business pursuant to certain factor and vendor contracts. (See Note 4). In managements opinion, the likelihood of non-performance under such contracts is remote.

The Company is party to legal proceedings and claims which arise in the ordinary course of business. In the opinion of management, the ultimate outcome of such litigation and claims will not have a material adverse effect on the Company's financial position or results of its operations.








             THE HARRIS COMPANY

       Unaudited Financial Statements
        as of and for the six month
         period ended August 1, 1998




THE HARRIS COMPANY
UNAUDITED BALANCE SHEET
(In thousands of dollars)

                            ASSETS
                                  August 1, 1998
CURRENT ASSETS:
 Cash                              $   1,318
 Receivables:
     Customers' accounts,
       less allowance of $566         12,657
     Other receivables                   931
                                      13,588
  Merchandise inventories             24,466
  Other                                2,697
        Total current assets          42,069

PROPERTY, LEASEHOLD IMPROVEMENTS,
 AND EQUIPMENT:
 Remodeling and improvements          7,657
 Fixtures, furniture, and equipment  23,361
 Construction-in-progress               475
 Property and equipment under
   capital leases                       262
                                     31,755

Less accumulated depreciation
  and amortization                  (23,083)
                                      8,672
OTHER ASSETS                            715

TOTAL ASSETS                        $51,456



See accompanying notes to unaudited financial statements.


THE HARRIS COMPANY
UNAUDITED BALANCE SHEET
(In thousands of dollars)

                   LIABILITIES AND STOCKHOLDERS' EQUITY

                                             August 1, 1998
CURRENT LIABILITIES:
  Revolving line of credit                    $  500
  Current portion of long-term debt               48
  Trade accounts payable                       4,077
  Accrued expenses                             3,846
     Total current liabilities                 8,471

DEFERRED INCOME AND OTHER                        351

STOCKHOLDERS' EQUITY:
 Capital stock, par value $100; authorized
   2,000,000 and 1,000,000 shares,
   respectively; issued and outstanding
   1,056,639 shares                          109,447
 Accumulated deficit                         (66,813)
                                              42,634
TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY                                    $ 51,456



See accompanying notes to unaudited financial statements.


THE HARRIS COMPANY
UNAUDITED STATEMENT OF OPERATIONS
(In thousands of dollars)
                                  For the six month period
                                    ended August 1, 1998

Net sales                               $ 43,885
Service charge income                      1,439
                                          45,324
Costs and expenses:
   Cost of sales                          28,315
   Selling, general and administrative
     expenses                             19,143
   Depreciation and amortization           1,228
                                          48,686
         Operating loss                   (3,362)

Other (income) expense:
   Interest expense                          137
   Miscellaneous income                      (49)
                                              88
          Loss before income taxes        (3,450)

Income taxes                                 ---

          Net loss                       $(3,450)





See accompanying notes to unaudited financial statements.


THE HARRIS COMPANY
UNAUDITED STATEMENT OF CASH FLOWS
(In thousands of dollars)
                                    For the six month period
                                      ended August 1, 1998

OPERATING ACTIVITIES:
Net loss                                      $ (3,450)
Adjustments:
   Depreciation and amortization                 1,228
   Provision for losses on
      accounts receivable                          417
   (Increase) decrease in assets:
      Receivables                                3,510
      Merchandise inventories                    1,046
      Other current and long-term assets           680
  Increase (decrease) in liabilities:
     Trade accounts payable                       (352)
     Other current and long-term liabilities      (995)
     Net cash used in operating activities       2,084

INVESTING ACTIVITIES:
Purchases of property, leasehold
    improvements and equipment                    (645)
    Net cash used in investing activities         (645)

FINANCING ACTIVITIES:
Net repayments under revolving
      line of credit                              (500)
Principal payments on long-term debt              (891)
    Net cash used in financing activities       (1,391)

INCREASE IN CASH                                    48

CASH AT BEGINNING OF YEAR                        1,270

CASH AT END OF PERIOD                            1,318

NON-CASH INVESTING AND
 FINANCING ACTIVITIES -- Note 3



See accompanying notes to unaudited financial statements.

THE HARRIS COMPANY
NOTES TO UNAUDITED FINANCIAL STATEMENTS

Six month period ended August 1, 1998

1.   NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The Harris Company ("Harris") is a wholly-owned subsidiary of El Corte Ingles ("ECI") of Spain. Harris currently operates nine retail department stores located throughout southern California.

The accompanying unaudited balance sheet and statement of operations (collectively, the "interim financial statements") have been prepared in accordance with generally accepted accounting principals for interim financial information. Such interim financial statements do not include all of the information and footnotes required by generally accepted accounting principals for complete financial statements. In the opinion of management, all adjustments (consisting primarily of normal recurring accruals) considered necessary for a fair presentation have been included.
These financial statements should be read in conjunction with the Company's audited financial statements and footnotes thereto for the year ended
January 31, 1998 included elsewhere in this Form 8-K/A.

2.   ASSET PURCHASE AGREEMENT

On July 21, 1998, the Company entered into an Asset
Purchase Agreement, pursuant to which the Company sold substantially all of its assets to Gottschalks Inc.
Gottschalks Inc. is a regional department and specialty store chain based in Fresno, California. The purchase price for the assets consisted of the issuance to Harris of 2,095,900 shares of Gottschalks common stock, the issuance of an 8% Non-Negotiable, Extendable, Subordinated Note due August 20, 2003 in the principal amount of $22,179,598 and the assumption of certain liabilities, including vendor payables, store leases and certain other contracts. The assets sold consisted primarily of merchandise inventory, customer credit card receivables, fixtures and equipment and certain intangibles. The Company's revolving line of credit with Bank of America, N.A. was terminated in connection with the sale of assets and all outstanding borrowings were repaid as of that date. Outstanding borrowings under the arrangement totaled $500,000 as of August 1, 1998. The acquisition was finalized on August 20, 1998. Harris will continue to provide certain services to ECI, including the coordination of certain merchandise purchasing activities in the United States.

3.   CAPITAL TRANSACTION

In May 2, 1998, the Company distributed to ECI the land and building associated with its department store located in San Bernardino, California. ECI also assumed the outstanding debt associated with the property. The difference between the net book value of the assets distributed, totalling $13,033,000, and the outstanding balances of the related debt obligations, totalling $9,313,000, has been reflected as a reduction to capital.

4.   INCOME TAXES

The Company has increased its previously established valuation allowance for its net deferred tax asset by $1,311,000 for the six month period ended August 1, 1998, representing the amount that is not expected to be realized. The adjustment to the valuation allowance resulted in no current or deferred income tax benefit recognized in the six month period ended August 1, 1998.

   UNAUDITED PRO FORMA COMBINED CONDENSED
     CONSOLIDATED FINANCIAL INFORMATION

     The following unaudited pro forma combined condensed consolidated financial statements of
Gottchalks Inc. and Subsidiary (the "Company") give effect to the acquisition of certain of the assets and the assumption of certain of the liabilities of The
Harris Company, ("Harris") on August 20, 1998. The acquisition was accounted for under the purchase method of accounting, which requires the purchase price to be allocated to the acquired assets and liabilities assumed of Harris on the basis of their estimated fair values as of the date of acquisition. The following unaudited pro forma combined condensed consolidated balance sheet gives effect to the acquisition of Harris as if it had occurred on August 1, 1998, and the unaudited pro forma combined condensed consolidated statements of operations (collectively, the "Unaudited
Pro Forma Financial Information") reflects the results of operations of the Company for the six month period ended August 1, 1998 and the fiscal year ended January
31, 1998 as if the acquisition of Harris had occurred on February 1, 1998 (the first day of fiscal 1998) and February 2, 1997, (the first day of fiscal 1997) and includes adjustments directly attributable to the acquisition and expected to have a continuing impact on the combined company. The Unaudited Pro Forma Financial
Information has been prepared based on preliminary estimates of certain direct costs and liabilities associated with the transaction, and amounts actually recorded may change upon final determination of such amounts. Specifically, additional information is expected to be obtained for the value of inventories, customer credit card receivables, and accrued expenses and exit costs related to the acquisition.

     The Unaudited Pro Forma Financial Information and related notes are provided for informational purposes only and are not necessarily indicative of what the Company's actual financial position or results of operations would have been had the forgoing transaction been consummated on such dates, nor does it give effect to the synergies, cost savings and other charges expected to result from the acquisition.
Accordingly, the pro forma financial information does not purport to be indicative of the Company's financial position or results of operations as of the date hereof or for any period ended on the date hereof or as of or for any other future date or period.

     The following unaudited pro forma financial information is based in part on the historical consolidated financial statements of the Company, and the related notes thereto, which are included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1998, and the Company's
Quarterly Report on Form 10-Q for the six month period ended August 1, 1998, and the historical financial statements of Harris, and the related notes thereto, presented elsewhere in this Current Report on Form 8-K/A.

     The retail business is seasonal in nature, with a higher proportion of sales and earnings usually being generated in the months of November and December than in other periods. Because of this seasonality and other factors, results of operations for an interim period are not necessarily indicative of results of operations for an entire fiscal year.



GOTTSCHALKS INC. AND HARRIS
UNAUDITED PRO FORMA COMBINED CONDENSED
  CONSOLIDATED BALANCE SHEET
AS OF AUGUST 1, 1998
(In thousands of dollars)

                                  ASSETS

                              Historical          Pro-Forma    Pro-Forma
                          Gottschalks  Harris    Adjustments   Combined

CURRENT ASSETS:
  Cash                     $ 1,785    $ 1,318                  $ 3,103
  Retained interest in
    receivables sold         9,653       ---                     9,653
  Receivables - net          4,595     13,588                   18,183
  Merchandise inventories  105,297     24,466    $(5,687)(a)   124,076
   Other                    10,033      2,697                   12,730
Total current assets       131,363     42,069     (5,687)      167,745

PROPERTY AND
  EQUIPMENT, NET           102,620      8,672     (3,313)(b)   107,979
OTHER LONG-TERM ASSETS       8,010        715      5,786 (c)    14,511

TOTAL ASSETS              $241,993    $51,456   $ (3,214)     $290,235




See accompanying notes to unaudited proforma financial information.



GOTTSCHALKS INC. AND HARRIS
UNAUDITED PRO FORMA COMBINED CONDENSED
   CONSOLIDATED BALANCE SHEET
AS OF AUGUST 1, 1998
(In thousands of dollars)

                   LIABILITIES AND STOCKHOLDERS' EQUITY

                                 Historical         Pro-Forma    Pro-Forma
                            Gottschalks  Harris     Adjustments   Combined

CURRENT LIABILITIES:
 Revolving line of credit    $ 22,724    $ 500                    $ 23,224
 Cash management liability      6,416     ---                        6,416
 Trade accounts payable        18,819    4,077                      22,896
 Accrued expenses and
    other liabilities          15,280    3,846       $ 2,800(d)     21,926
 Taxes, other than income
   taxes                        4,501     ---                        4,501
 Current portion of long-term
     obligations                4,314       48                       4,362
       Total current
         liabilities           72,054    8,471         2,800        83,325

LONG-TERM OBLIGATIONS,
  (less current portion):
   Line of credit              25,000     ---                       25,000
   Notes and mortgage loans
     payable                   28,820     ---         20,467(e)     49,287
   Capitalized lease
     obligations                6,974     ---                        6,974
                               60,794     ---         20,467        81,261

DEFERRED INCOME                17,923     ---                       17,923

DEFERRED LEASE
   PAYMENTS AND OTHER          10,656     351            515        11,522

STOCKHOLDERS' EQUITY           80,566  42,634        (26,996)(f)    96,204
                             $241,993 $51,456       $ (3,214)     $290,235


See accompanying notes to unaudited pro forma financial information.



GOTTSCHALKS INC. AND HARRIS
UNAUDITED PRO FORMA COMBINED CONSOLIDATED
   STATEMENT OF OPERATIONS
FOR THE SIX MONTH PERIOD ENDED AUGUST 1, 1998
(In thousands of dollars, except per share data)

                               Historical         Pro-Forma    Pro-Forma
                           Gottschalks  Harris   Adjustments   Combined

Net sales                   $199,599   $ 43,885                 $243,484
Net credit revenues            3,051      1,439                    4,490
                             202,650     45,324                  247,974
COSTS & EXPENSES:
   Cost of sales             137,057     28,315                  165,372
   Selling, general and
      administrative
       expenses               63,785     19,143    $ (417)(g)     82,511
   Depreciation
      and amortization         4,013      1,228      (808)(h)      4,433
                             204,855     48,686    (1,225)       252,316
Operating loss                (2,205)    (3,362)    1,225         (4,342)

Other (income) expense:
   Interest expense            4,058        137       887(i)       5,082
   Miscellaneous income         (545)       (49)                    (594)
                               3,513         88       887          4,488
LOSS BEFORE INCOME
   TAX BENEFIT                (5,718)    (3,450)      338         (8,830)

Income tax benefit            (2,372)      ---        139(j)      (2,233)

NET LOSS                     $(3,346)   $(3,450)    $ 199       $ (6,597)


Net loss per common share -
   basic and diluted         $(  .32)   $  ---                   $  (.52)(k)


Weighted average number of
   common shares outstanding  10,479      ---                      12,575(k)


See accompanying notes to unaudited pro forma financial information.



GOTTSCHALKS INC. AND HARRIS
UNAUDITED PRO FORMA COMBINED CONSOLIDATED
   STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JANUARY 31, 1998
(In thousands of dollars, except per share data)

                                Historical        Pro-Forma     Pro-Forma
                            Gottschalks   Harris  Adjustments    Combined

Net sales                   $448,192    $97,403                 $545,595
Net credit revenues            6,385      2,900                    9,285
                             454,577    100,303                  554,880
COSTS & EXPENSES:
   Cost of sales             304,558     66,259                  370,817
   Selling, general and
      administrative
       expenses              130,922     41,944   $    74(l)     172,940
   Depreciation
      and amortization         6,667      3,388    (2,549)(m)      7,506
                             442,147    111,591    (2,475)       551,263
Operating income (loss)       12,430    (11,288)    2,475          3,617

Other (income) expense:
   Interest expense            7,325      3,655     1,774 (n)     12,754
   Miscellaneous income       (1,955)    (8,323)                 (10,278)
   Acquisition related
     expenses                    673       ---                       673
                               6,043     (4,668)    1,774          3,149
 INCOME (LOSS) BEFORE
   INCOME TAX EXPENSE
    (BENEFIT)                  6,387     (6,620)      701            468

Income tax expense
  (benefit)                    2,657        ---       292 (o)      2,949

NET INCOME (LOSS)           $  3,730     $(6,620) $   409       $ (2,481)

Net income (loss) per common share -
   basic and diluted        $    .36    $   ---                 $  (.20)(p)

Weighted average number of
   common shares outstanding  10,474        ---                  12,570 (p)



See accompanying notes to unaudited pro forma financial information.


GOTTSCHALKS INC. AND HARRIS
NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
(In thousands of dollars)

Note 1.   Notes to Unaudited Pro Forma Combined
          Condensed Consolidated Balance Sheet as of
          August 1, 1998

(a)  Represents the following:
         Adjustment to record acquired
             merchandise inventory at estimated
             fair value                         (7,554)
         Adjustment to conform Harris'
             direct cost method of
          accounting for inventory
             to the full cost method used
          by the Company                         1,867
               Net adjustment                  $(5,687)

(b)  Adjustment to record acquired
       leaseholds, fixtures and equipment
       at estimated fair value.

(c)  Represents the adjustment to record
       the excess of purchase price
     over the estimated fair value of
       identifiable net assets acquired
     as computed below:

         Fair value of common stock
             issued to Harris                 $14,273
         Fair value of 8% Junior
             Subordinated Note issued to
             Harris                            20,467
          Total estimated direct fees
               and expenses in connection
               with the acquisition             1,218
               Total purchase price           $35,958

          Preliminary allocation of
               purchase price:
            Customer credit card and other
                 receivables                  $12,149
            Merchandise inventories            20,850
            Other current and long-term
                 assets                         3,486
            Leaseholds, fixtures and
                 equipment                      5,731
            Current liabilities                (9,947)
            Deferred tax liability               (515)
            Accrued purchase liabilities       (1,582)
            Excess of purchase price over
                 the estimated fair value
               of identifiable net assets
                   acquired                     5,786

               Total purchase price           $35,958

(d)  Adjustment to reflect the following:

          To accrue for estimated severance
               costs associated with
               contractual obligations of
               former Harris employees        $ 1,382
          To accrue for estimated costs
               associated with exiting certain
               activities of the acquired
               business                          200
          To accrue for estimated direct
               fees and expenses in connection
               with the acquisition of Harris  1,218
               Net adjustment                $ 2,800

(e)  Adjustment to reflect the issuance of 8% Junior
       Subordinated Note to Harris at fair value.

(f)  Adjustment to reflect the following:
          Issuance of 2,095,900 shares of
                common stock to Harris     $ 14,273
          Adjustment to eliminate
                historical capital of
                Harris                      (41,269)
               Net adjustment              $(26,996)

Note 2.   Notes to Unaudited Pro Forma Combined
             Consolidated Statement of
             Operations for the six-month
             period ended August 1, 1998

(g)  Adjustment to reflect the following:

          To eliminate rental expense for
               former store lease agreements
               of Harris                    $(1,678)
          To reflect rental expense for
               new lease agreements entered
            into in connection with the
                acquisition                     261
               Net adjustment              $   (417)

(h)  Adjustment to reflect the following:

          To eliminate historical basis
               depreciation and amortization
               expense of Harris            $(1,228)
          To reflect depreciation expense
               based on the fair value of the
               assets acquired                  288
          To reflect the amortization of
               estimated excess of cost
               over net assets acquired over
               an assumed 20-year period        132
               Net adjustment               $  (808)

(i) Adjustment to reflect interest expense on acquisition debt.

(j) To reflect income tax benefit for certain proforma adjustments based upon an assumed composite (federal, state, and local) income tax rate of 41.0%.

(k) To reflect the issuance of 2,095,000 common shares of the Company's common stock in connection with the acquisition of Harris.

Note 3.   Notes to Unaudited Pro Forma Combined
             Consolidated Statement of
             Operations for the fiscal year ended
             January 31, 1998

(l)  Adjustment to reflect the following:

          To eliminate rental expense for former
               store lease agreements of
               Harris                          $(2,448)
          To reflect rental expense for
               new lease agreements entered
            into in connection with the
                acquisition                      2,522
               Net adjustment                  $    74

(m)  Adjustment to reflect the following:

          To eliminate historical basis
               depreciation and
               amortization expense of Harris  $(3,388)
          To reflect depreciation expense
               based on the fair value of the
               assets acquired                     575

          To reflect the amortization of
               estimated excess of cost
            over net assets acquired
                over an assumed 20-year period     264
               Net adjustment                  $(2,549)

(n) Adjustment to reflect interest expense on acquisition debt.

(o) To reflect income tax benefit for certain proforma adjustments based upon an assumed composite (federal, state, and local) income tax rate of 41.6%.

(p) To reflect the issuance of 2,095,000 common shares of the Company's common stock in connection with the acquisition of Harris at fair value.


(c)  Exhibits.

     Exhibit
     Number          Description

     23.1         Consent of Eadie and Payne LLP.


Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                    Gottschalks Inc.


                    By: /s/ James R. Famalette
                            President and
                            Chief Operating
                            Officer



Dated:         November 2, 1998








                EXHIBIT 23.1






INDEPENDENT AUDITORS' CONSENT


We consent to the filing of our reports on the financial statements of The Harris Company dated April
8, 1996, April 1, 1997 and March 20, 1998 with this
Current Report on Form 8-K of Gottschalks Inc. and to the incorporation by reference in Registration
Statements No. 33-54783, No. 33-54789, No. 333-61471
and No. 333-61473 of Gottschalks Inc. on Form S-8.


s/Eadie and Payne LLP

Eadie and Payne LLP

San Bernardino, California
October 31, 1998